SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2024

Vnue, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53462	98-0543851
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 West 29th Street, 11th Floor, New York, NY	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 937-5493

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) The financial statements of VNUE Inc. (the “Company”) for the fiscal years ended December 31, 2022 and 2023 were audited by BF Borgers CPA PC (“Borgers”).  On May 3, 2024, the Securities and Exchange Commission (the “SEC”) announced that it had settled charges against Borgers that it failed to conduct audits of a number of public companies in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”).  As part of the settlement, Borgers agreed to a permanent ban on appearing or practicing before the SEC.  As a result of Borgers’ settlement with the SEC, the Company has dismissed Borgers as its independent account because it is no longer authorized to perform audits for the Company.

Borgers opinion on the Company’s financial statements for the two most recent fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, other than a going concern qualification.

During the Company’s two most recent fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through May 3, 2024, there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Exchange Act (“Regulation S-K”) and the related instructions thereto, with Borgers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Borgers, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.  Also during this same period, the only reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto, were the material weaknesses in the Company’s control environment and monitoring pursuant to the 2013 Committee of Sponsoring Organizations of the Treadway Commission (COSO) framework, previously reported in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, some of which have not yet been remediated.

The Company has approved the engagement of Bush & Associates CPA (“Bush”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, which engagement was effective May 8, 2024. During the Company’s two most recent fiscal years ended December 31, 2023 and 2022, and the subsequent interim period to May 8, 2024, neither the Company nor anyone acting on its behalf consulted with Bush regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that Bush concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) At this time, the Company is not aware of any basis to believe that any previously issued financial statements should not be relied upon because of an error in such financial statements.  However, the Company continues to assess its financial statements in light of the events described in Item 4.01(a) herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VNUE, Inc.

/s/ Zach Bair

Zach Bair

Chief Executive Officer

Date: May 8, 2024

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